EXHIBIT 99.2

FINANCIAL STATEMENTS

Cure Pharmaceutical Corporation

F-1

Cure Pharmaceutical Corporation

Condensed Balance Sheets

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash	$2,025,787	$13,352
Restricted Cash	99,980	49,980
Accounts receivable	228	1,907
Notes receivable	36,238	17,948
Inventory	178,490	191,465
Prepaid expenses and other assets	741,960	38,122
Total current assets	3,082,683	312,774
Property and equipment, net	373,275	381,830
Intangibles, net	953,920	949,725
Other assets	168,962	177,820
Total assets	$4,578,840	$1,822,149

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$348,568	$614,250
Accrued expenses	344,728	297,905
Current portion of loan payable	5,894	17,188
Current portion of notes payable	124,915	402,874
Current portion of capital lease payable	12,072	11,362
Current portion of convertible promissory notes	7,486,852	3,114,889
Current portion of related party convertible promissory notes	412,212	412,212
Deferred revenue	186,980	215,519
Total current liabilities	8,922,221	5,086,199
License fees	560,000	560,000
Capital lease payable	3,234	9,453
Total liabilities	9,485,455	5,655,652

Stockholders' Deficit:
Common stock: $0.0001 par value; authorized 10,000,000 shares;
2,000,000 shares issued and outstanding as of
June 30, 2016 and December 31, 2015	200	200
Additional paid-in capital	2,727,531	2,727,531
Accumulated deficit	(7,634,346)	(6,561,234)
Total stockholders' deficit	(4,906,615)	(3,833,503)
Total liabilities and stockholders' deficit	$4,578,840	$1,822,149

The accompanying notes are an integral part of these unaudited condensed financial statements

F-2

Cure Pharmaceutical Corporation

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Net product sales	$14,151	$19,950	$42,662	$98,722
Consulting research & development income	-	7,725	-	17,225
Shipping and other sales	3,000	-	3,098	4,573
Total revenues	17,151	27,675	45,760	120,520
Costs and expenses
Cost of goods sold	10,579	19,025	37,744	84,479
Gross profit	6,572	8,650	8,016	36,041

Research and development expenses	171,447	171,098	298,799	384,970
Selling, general and administrative expenses	296,098	226,933	579,463	429,076
Total costs and expenses	467,545	398,031	878,262	814,046
Net loss from operations	(460,973)	(389,381)	(870,246)	(778,005)
Other income (expense):
Interest income	45	-	412	6
Other income	-	145,406	-	145,406
Loss on disposal of Plant, Property & Equipment	-	-	(3,323)	-
Other expense	(88,491)	(18,640)	(100,634)	(36,480)
Interest expense	(47,603)	(35,971)	(99,321)	(60,941)
Other income (expense)	(136,049)	90,795	(202,866)	47,991
Net loss before income taxes	(597,022)	(298,586)	(1,073,112)	(730,014)
Provision for income taxes	-	-	-	-
Net loss	$(597,022)	$(298,586)	$(1,073,112)	$(730,014)
Net loss per share, basic and diluted	$(0.29)	$(0.15)	$(0.53)	$(0.36)
Weighted average shares outstanding, basic and diluted	2,000,000	2,000,000	2,000,000	2,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements

F-3

Cure Pharmaceutical Corporation

Condensed Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015

Net loss	$(1,073,112)	$(730,014)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	75,394	86,606
Loss on disposal of Property and Equipment	3,323	-
Change in other assets and liabilities:
Restricted cash	(50,000)	-
Accounts receivable	1,679	113,998
Inventory	12,975	19,719
Prepaid expenses and other assets	(703,838)	15,537
Other assets	8,858	56,591
Accounts payable	(265,682)	119,901
Accrued expenses	46,823	213,320
Deferred revenue	(28,539)	(145,052)
License fees	-	360,000
Net cash (used in) provided by operating activities	(1,972,119)	110,913

Cash flows from investing activities
Purchase in intangible assets	(25,527)	(40,210)
Advances made to note receivable	(18,290)	-
Acquisition of property and equipment, net	(48,830)	(186,395)
Net cash used in investing activities	(92,647)	(226,911)

Cash flows from financing activities
Proceeds from convertible promissory notes	4,371,963	129,000
Loan and notes payable repayments	(289,253)	(11,296)
Capital lease payments	(5,509)	(4,879)
Net cash provided by financing activities	4,077,201	112,825

Net increase (decrease) in cash and cash equivalents	2,012,435	(3,174)

Cash and cash equivalents, beginning of period	13,352	4,206
Cash and cash equivalents, end of period	$2,025,787	$1,032

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$9,112	$9,564
Income taxes	$-	$-
Non-cash investing and financing activities:
Deferred revenue converted to note payable	$-	$285,200

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

CURE PHARMACEUTICAL CORPORATION.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 - Nature of the Business

Cure Pharmaceutical Corporation (“Cure”, “we”, “us”, “our” or the “Company”) is a specialty pharmaceutical and bioscience company with a focus in drug delivery technologies. Cure leverages novel drug delivery technologies to develop and commercialize new applications of proven therapeutics through Oral Thin Film (“OTF”) via our proprietary patented matrix technology as well as through transdermal applications. Our micro encapsulation of drug actives in our matrix technology allows for a higher volume of an active and if required, multiple actives to be produced on a single oral thin film strip.

The Company is focused on partnering with pharmaceutical and biotech companies seeking to deliver drug actives utilizing and benefitting from our proprietary OTF and transdermal applications and when preferable to take our own products from clinical process to commercialization. We are focused on both the human and veterinary prescription, OTC and nutraceutical markets. Cure represents the complete solution for OTF drug delivery therapeutics from inception to finished product utilizing our CGMP/FDA registered manufacturing facility and processes.

Basic of Presentation of the Condensed Financial Statements

The accompanying unaudited condensed financial statements of the Company are prepared by management on the accrual basis of accounting and in accordance with principles generally accepted in the United States of America ("GAAP") for interim financial information as contained in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), and in conjunction with rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the unaudited condensed financial statements do not include all of the information and footnotes required by the US GAAP for complete financial statements. The unaudited condensed financial statements include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the interim period. Operating results for the three and six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report for the year ended December 31, 2015.

The balance sheet as of December 31, 2015 contained herein has been derived from the audited financial statements as of December 31, 2015.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. At June 30, 2016 and December 31, 2015 included in these estimates are assumptions about collection of accounts receivable, and useful life of fixed and intangible assets.

F-5

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2016 and December 31, 2015, the Company had no cash equivalents. The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At June 30, 2016 and December 31, 2015, the Company does not have any uninsured balances.

Restricted Cash

Restricted cash consists $99,980 of total funds received in an escrow account from accredited investors. These funds are in relation to convertible promissory notes issued to these accredited investors. The funds held in the escrow account will remain in there until all obligations are met in relation to the convertible promissory notes.

Investment in Associates

An associate is an entity over which the Company has significant influence through a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in the consolidated financial statements using the equity method of accounting. Under the equity method, investments in associates are carried in the consolidated balance sheet at cost as adjusted for post-acquisition changes in the Company’s share of the net assets of the associate, less any impairment in the value of the investment. Losses of an associate in excess of the Company’s interest in that associate are not recognized. Additional losses are provided for, and a liability is recognized, only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

Any excess of the cost of acquisition over the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of the associate recognized at the date of acquisition is recognized as goodwill. The goodwill is included within the carrying amount of the investment.

On January 8, 2016, the Company received 50% ownership in Cure Innovations, Inc (“CI”). CI was created in 2015 by IncuBrands Studio, Inc (“IncuBrands”). The Company and IncuBrands each own 50% of the common stock of CI. The Company and IncuBrands entered into a Joint Venture agreement in 2013 to distribute several OTF products utilizing IncuBrands marketing and contacts in various industries as well as utilize the Company’s technology and capabilities of manufacturing OTF’s.

Capitalization of Property and Equipment

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

F-6

Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. The Company believes that these criteria are satisfied upon shipment from our facility. Freight billed to customers is presented as revenues, and the related freight costs are presented as cost of goods sold. Deferred revenue is recognized when earned and all significant obligations have been satisfied.

Accounts receivable

Accounts receivable are generally unsecured. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts.

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. Such costs are included in general and administrative expense in the accompanying statements of operations. No advertising costs were recorded for the three and six month periods ended June 30, 2016. The Company recorded advertising costs of $582 and $0 for the three and six month periods ended June 30, 2015, respectively.

Research and Development

Costs incurred in connection with the development of new products and processes and are charged to research and development expenses as incurred.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

The Company has not filed its Federal and State income tax returns. Such income tax returns remain subject to examination by federal and most state tax authorities.

F-7

Basic and diluted loss per share

Basic loss per share is computed by dividing the net loss to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares, which consist of stock options and warrants, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Going Concern

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an accumulated deficit at June 30, 2016 of $7,634,346. The Company had a working capital deficit of $5,839,538 as of June 30, 2016. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. The Company is continually analyzing its current costs and is attempting to make additional cost reductions where possible. We expect that we will continue to generate losses from operations throughout 2016.

In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and/or sales of equity and debt securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Fair Value Measurements

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

F-8

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

As of June 30, 2016 and 2015, the Company has determined that there were no assets or liabilities measured at fair value.

Inventory

Inventory consists of raw materials, packaging components, work-in-process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market. Finished goods include the cost of labor to assemble the items.

Long-lived Assets

Long-lived assets include equipment and intangible assets other than those with indefinite lives. We assess the carrying value of our long-lived asset groups when indicators of impairment exist and recognize an impairment loss when the carrying amount of a long-lived asset is not recoverable when compared to undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Indicators of impairment include significant underperformance relative to historical or projected future operating results, significant changes in our use of the assets or in our business strategy, loss of or changes in customer relationships and significant negative industry or economic trends. When indications of impairment arise for a particular asset or group of assets, we assess the future recoverability of the carrying value of the asset (or asset group) based on an undiscounted cash flow analysis. If carrying value exceeds projected, net, undiscounted cash flows, an additional analysis is performed to determine the fair value of the asset (or asset group), typically a discounted cash flow analysis, and an impairment charge is recorded for the excess of carrying value over fair value. As of June 30, 2016 and December 31, 2015, our qualitative analysis of long-lived assets did not indicate any impairment.

Concentrations of Credit Risk

In the normal course of business, the Company provided credit terms to its customers; however, collateral was not required. Accordingly, the Company performed credit evaluations of its customers and maintained allowances for possible losses which, when realized, were within the range of management’s expectations. From time to time, a higher concentration of credit risk existed on outstanding accounts receivable for a select number of customers due to individual buying patterns.

Cost of Sales

Cost of sales includes the purchase cost of products sold and all costs associated with getting the products to our customers, including transportation costs.

Shipping Costs

Shipping and handling costs billed to customers are recorded in sales. Shipping costs incurred by the company are recorded in selling, general and administrative expenses.

F-9

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. All transactions with related parties shall be recorded at fair value of the goods or services exchanged.

Segment Reporting

Segment identification and selection is consistent with the management structure used by the Company’s chief operating decision maker to evaluate performance and make decisions regarding resource allocation, as well as the materiality of financial results consistent with that structure. Based on the Company’s management structure and method of internal reporting, the Company has one operating segment. The Company’s chief operating decision maker does not review operating results on a disaggregated basis; rather, the chief operating decision maker reviews operating results on an aggregate basis.

Recent Accounting Pronouncements

ASU 2016-01

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The purpose is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. This ASU is effective for the Company in the first quarter of 2018. Early adoption is not permitted except for limited provisions. The Company does not expect the adoption of this amendment to have a material effect on its financial condition and results of operations.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Note 3 – Notes Receivable

Note receivable consists of the following:

	June 30, 2016	December 31, 2015

The note receivable is a promissory note with a company bearing an interest rate of 8% per annum, principal and accrued and unpaid interest is payable on demand of the Company any time before November 11, 2016 or by November 11, 2016 if no demand is made prior to such date	17,948	17,948
The note receivable is a promissory note with a company bearing an interest rate of 8% per annum, principal and accrued and unpaid interest is payable on demand of the Company any time before March 30, 2017 or by March 30, 2017 if no demand is made prior to such date	18,290	0
	36,238	17,948
Current portion of note receivable	36,238	17,948
Note receivable, less current portion	$-	$-

F-10

Note 4 - Inventory

Inventory consists of raw materials, packaging components, work-in-process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market.

The carrying value of inventory consisted of the following:

	June 30, 2016	December 31, 2015

Raw materials	$74,593	$75,800
Packaging components	84,203	88,454
Work-in-process	19,694	27,211
Finished goods	-	-
	178,490	191,465
Reserve for obsolescence	-	-
Total inventory	$178,490	$191,465

Note 5 – Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the following:

	June 30, 2016	December 31, 2015

Prepaid acquisition costs	$420,000	$-
Prepaid consulting fees	232,167	-
Prepaid finder fees	43,333	-
Prepaid insurance	11,300	25,206
Prepaid expenses – other	9,303	5,000
Other assets	25,857	7,916
Total prepaid expenses and other assets	$741,960	$38,122

Note 6 – Notes Payable

Notes payable consist of the following at June 30, 2016 and December 31, 2015:

	2016	2015

Note to an individual, non-interest bearing, unsecured and has no fixed terms of repayment	$50,000	$50,000
Note to a company due on October 14, 2016; interest payable at 5% per annum, secured by all assets of the company (excluding patents and intellectual property); principal and interest totaling $5,000 due weekly	74,915	197,874
Note to a company with no fixed maturity date; interest payable at 10% per month, secured by certain equipment of the company; accrued and unpaid interest due monthly	-	70,000
Note to a company due on November 9, 2016; interest payable at 5% per annum, unsecured; principal and accrued and unpaid interest payable any time before November 9, 2016	-	85,000

	124,915	402,874
Current portion of loan payable	124,915	402,874
Loan payable, less current portion	$-	$-

F-11

Note 7 – Convertible Promissory Notes

Convertible promissory notes consist of the following at June 30, 2016 and December 31, 2015:

	2016	2015

Convertible promissory notes totaling $2,372,000 due February 25, 2016; interest payable at 3% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due on February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes converted as of October 17, 2016.

	$2,283,000	$2,283,000

Convertible promissory notes totaling $250,000 to a company due February 25, 2016 including interest at 5% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes converted as of October 17, 2016.

	250,000	250,000
Convertible promissory notes totaling $4,556,963 due on various dates from November 16, 2016 to June 29, 2017; interest payable at 1% per annum; unsecured; principal and accrued interest automatically convertible into common stock at $1.00 per share upon closing of a merger; accrued interest due on various dates from November 10, 2016 to December 30, 2016 (if on or prior to the maturity date, the Company completes a merger, then all accrued and unpaid interest due under these notes shall be waived).	4,656,963	285,000
Convertible promissory notes of $194,135 due June 7, 2013 (in default) and $22,754 due August 8, 2014 (in default); interest payable at 8% per annum and a default rate of 12% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $5.50 per share, however, holders of these notes have subsequently agreed to convert at $4.00 per share; accrued interest due on June 7, 2013 not paid (13 holders) and accrued interest due on August 8, 2014 (4 holders), on October 6, 2016 these notes were converted to common stock.	216,889	216,889

Convertible promissory notes totaling $80,000 to a company due February 25, 2016 including interest at 3% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes converted as of October 17, 2016.

	80,000	80,000
	7,486,852	3,114,889
Current portion of convertible promissory notes	7,486,852	3,114,889
Convertible promissory notes, less current portion	$-	$-

F-12

Note 8 - Related Party Convertible Promissory Notes

Related party convertible promissory notes consist of the following at June 30, 2016 and December 31, 2015:

	2016	2015

Convertible promissory notes totaling $323,212 to related parties due December 31, 2016 including interest at 3% per annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due December 31, 2016, on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes converted as of October 17, 2016.

	$323,212	$323,212

Convertible promissory note totaling $89,000 due February 25, 2016; interest payable at 3% annum; secured by technology and patent rights; principal and accrued interest convertible into common stock at $4.00 per share (subject to adjustment if the Company sells stock or grants conversion rates at a lower price; however, holders of notes have subsequently agreed to waive these conversion rights and will convert at $4.00 per share); accrued interest due on February 25, 2016 (maturity date has been extended to August 31, 2016, but now is in default), on October 6, 2016 a portion of these notes were converted to common stock and the remaining portion of these notes converted as of October 17, 2016.

	$89,000	$89,000
	412,212	412,212
Current portion of related party convertible promissory notes	412,212	412,212
Related party convertible promissory note, less current portion	$-	$-

Note 9 - Commitments and Contingencies

Litigation:

From time to time the Company may become a party to litigation in the normal course of business. Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

Operating leases

The Company maintains its corporate offices and manufacturing facility at 1620 Beacon Place, Oxnard, California 93033, which contains approximately 25,000 square feet. The Company is currently on a month-to-month lease.

The Company also leases additional office and warehouse space at 1610 and 1612 Fiske Place, Oxnard, California 93033, which contains approximately 6,547 square feet. The Company is currently on a month-to-month lease.

Total rent expense for the three and six month periods ended June 30, 2016 was $61,897 and $125,427 respectively. Total rent expense for the three and six month periods ended June 30, 2015 was $66,998 and $129,844 respectively.

F-13

Note 10 - Subsequent Events

From July 6, 2016 to September 8, 2016, the Company has issued convertible promissory notes totaling $1,499,500. These convertible promissory notes issued in 2016 are due on various dates from July 6, 2017 to September 8, 2017. Interest is payable at 1% per annum; unsecured and principal and accrued interest automatically convertible into common stock at $1.00 per share upon closing of a merger. Accrued interest is due on various dates from July 6, 2017 to September 8, 2017. If on or prior to the maturity date, the Company completes a merger, then all accrued and unpaid interest due under these notes shall be waived. The Company formally closed its convertible note offering on October 6, 2016. The Company agreed to issue a warrant to purchase 141,142 shares of common stock at $1.00 per share exercisable within five years to Colorado Financial Service Corporation as part compensation for services rendered in connection to the Company’s convertible note offering.

On October 6, 2016, various convertible promissory note holders that total to $216,889 converted their convertible promissory notes along with unpaid accrued interest into common stock shares of the Company at $4.00 per share. As a result of the conversion, a total of 77,785 common stock shares were issued on October 6, 2016.

On October 6, 2016, various convertible promissory note holders that total to $3,025,212 converted a portion of their convertible promissory notes along with unpaid accrued interest into common stock shares of the Company at $4.00 per share. As a result of the conversion, a total of 361,691 common stock shares were issued on October 6, 2016.

On October 17, 2016, various convertible promissory note holders that total to $3,025,212 converted their remaining portion of their convertible promissory notes along with unpaid accrued interest into common stock shares of the Company at $4.00 per share. As a result of the conversion, a total of 278,776 common stock shares were issued on October 17, 2016.

F-14